Exhibit 5.1

April 18, 2017

Santander UK Group Holdings plc
2 Triton Square, Regent’s Place
London NW1 3AN
England

Ladies and Gentlemen:

We have acted as special United States counsel to Santander UK Group Holdings plc, a public limited company incorporated in England and Wales (the “Issuer”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of Post-Effective Amendment No. 1 to the registration statement on Form F-3 (No. 333-207355) (such registration statement, excluding the documents incorporated by reference therein as effective as of the date hereof, hereinafter referred to as the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series, of (i) its dated subordinated debt securities (the “Dated Subordinated Debt Securities”), (ii) its senior debt securities (the “Senior Debt Securities”) and (iii) its Additional Tier 1 capital securities (the “Capital Securities” and, together with the Senior Debt Securities and Dated Subordinated Debt Securities, the “Securities”).

The Securities will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act. The Dated Subordinated Debt Securities are to be issued under an indenture, dated as of April 18, 2017 (the “Dated Subordinated Debt Securities Indenture”), entered into between the Issuer and Wells Fargo Bank, National Association, as

trustee (the “Trustee”). The Senior Debt Securities are to be issued under an amended and restated indenture, dated as of April 18, 2017 (the “Senior Debt Securities Indenture”), entered into between the Issuer and the Trustee. The Capital Securities are to be issued under an indenture, dated as of April 18, 2017 (the “Capital Securities Indenture” and, together with the Dated Subordinated Debt Securities Indenture and the Senior Debt Securities Indenture, the “Indentures”), entered into between the Issuer and the Trustee.

In arriving at the opinions expressed below, we have reviewed the Registration Statement and the documents incorporated by reference therein.  We have also reviewed:

(a)         an executed copy of the Dated Subordinated Debt Securities Indenture;

(b)         an executed copy of the Senior Debt Securities Indenture; and

(c)          an executed copy of the Capital Securities Indenture,

in each case filed as exhibits to the Registration Statement. In addition, we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.  In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Securities in global form, and any Securities in definitive form issued in exchange therefor, will conform to the forms thereof set forth in the board resolution, officer’s certificate or supplemental indenture, as the case may be, pursuant to which such Securities will be issued.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.             When the issuance, execution and delivery by the Issuer of the Dated Subordinated Debt Securities of a series have been duly authorized by all necessary corporate action of the Issuer in accordance with the provisions of the Dated Subordinated Debt Securities Indenture, and when such Dated Subordinated Debt Securities have been duly executed and delivered by the Issuer and authenticated by the Trustee in accordance with the Dated Subordinated Debt Securities Indenture and duly delivered to and paid for by the purchasers thereof pursuant to a sale in the manner described in the Registration Statement and the supplement or supplements to the prospectus relating to such Dated Subordinated Debt Securities, such Dated Subordinated Debt Securities will constitute valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Dated Subordinated Debt Securities Indenture.

2.             When the issuance, execution and delivery by the Issuer of the Senior Debt Securities of a series have been duly authorized by all necessary corporate action of the Issuer in accordance with the provisions of the Senior Debt Securities Indenture, and when such Senior Debt Securities have been duly executed and delivered by the Issuer and authenticated by the Trustee in accordance with the Senior Debt Securities Indenture and duly delivered to and paid for by the purchasers thereof pursuant to a sale in the manner described in the Registration Statement and the supplement or supplements to the prospectus relating to such Senior Debt Securities, such Senior Debt Securities will constitute valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Senior Debt Securities Indenture.

3.             When the issuance, execution and delivery by the Issuer of the Capital Securities of a series have been duly authorized by all necessary corporate action of the Issuer in accordance with the provisions of the Capital Securities Indenture, and when such Capital Securities have been duly executed and delivered by the Issuer and authenticated by the Trustee in accordance with the Capital Securities Indenture and duly delivered to and paid for by the purchasers thereof pursuant to a sale in the manner described in the Registration Statement and the supplement or supplements to the prospectus relating to such Capital Securities, such Capital Securities will constitute valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Capital Securities Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Issuer, (a) we have assumed that the Issuer and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Issuer regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In rendering the opinions expressed above, we have further assumed that (a) the Registration Statement and any amendments thereto (including additional post-effective amendments) will or have become effective and comply with all applicable laws, (b) the Registration Statement and any additional amendments thereto (including additional post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement, (c) the terms of the Securities will conform to the terms thereof set forth in the board resolution, officer’s certificate or supplemental indenture, as the case may be, pursuant to which such Securities are issued, and the terms of the Securities will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon the Issuer, or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuer, (d) the Securities will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (e) the Issuer will authorize the offering and issuance of the Securities, will authorize, approve and establish the final terms and conditions thereof and will take any other appropriate additional corporate action and

(f) certificates, if required, representing the Securities will be duly executed, delivered and authenticated.

In rendering the opinions expressed above, we have assumed that each series of Securities will be issued with an original aggregate principal amount (or in the case of any Dated Subordinated Debt Security or Senior Debt Security issued at original issue discount, an aggregate issue price) of U.S.$2,500,000 or more.

With respect to the last sentence of Section 1.14 of each of the Indentures, we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the relevant Indenture where jurisdiction based on diversity of citizenship under 28 U.S.C. §1332 does not exist.

We note that the designation in Section 1.14 of each of the Indentures of the U.S. federal courts sitting in the Borough of Manhattan, The City of New York as the venue for actions or proceedings relating to the relevant Indenture is (notwithstanding the waiver in Section 1.14 of such Indenture) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree.  There is no corresponding Federal statute and no controlling Federal court decision on this issue.  Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.

The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York.

We express no opinion relating to any subordination provision in any Security to the extent it purports to be governed by the law of England and Wales.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Opinions” in the prospectus included in the Registration Statement and in any prospectus supplement related thereto.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Pierre-Marie Boury
Pierre-Marie Boury, a Partner